UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Meridian Resource Corporation

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MERIDIAN ANNOUNCES INCREASE IN OFFER
FROM ALTA MESA AND DATE OF RECONVENED SPECIAL
MEETING OF SHAREHOLDERS
Houston, Texas — April 8, 2010 — As previously announced, on April 6, 2010, The Meridian Resource Corporation (NYSE:TMR) adjourned its special meeting of shareholders regarding the adoption of the definitive merger agreement with Alta Mesa Holdings, LP. Following the adjournment, Meridian’s Board of Directors approved an amendment to the merger agreement whereby Alta Mesa has agreed to increase its offer price for the outstanding common stock of Meridian to $0.33 per share from $0.29 per share in cash, a 14% increase over its prior offer price and a 23% premium over the closing price of Meridian stock on April 7, 2010. The merger agreement was not amended in any other respect.
Accordingly, the special meeting of shareholders will be reconvened on Wednesday, April 28, 2010, at 3:00 p.m. Central Time in the auditorium in Fulbright Tower, 1301 McKinney, Houston, Texas. The record date for shareholders entitled to vote at the meeting remains February 8, 2010. Only holders of record of our common stock on that date are entitled to vote at the reconvened special meeting.
Meridian also announced that it has hired bankruptcy counsel to prepare for a possible bankruptcy filing in the event the merger with Alta Mesa is not consummated. Our lenders have agreed in principle to extend the date by which shareholder approval must be received under the forbearance agreement to a date after April 28, 2010. We anticipate that this extension will be formally documented in the next few days. If the forbearance agreement terminates because of the failure to receive shareholder approval or for any other reason, the lenders could then take action to enforce their rights, including foreclosing on substantially all of Meridian’s assets. Therefore, if the merger is not completed, Meridian may be forced to liquidate or to otherwise seek protection under federal bankruptcy laws, and there is no assurance that in a bankruptcy proceeding the Meridian shareholders would receive any value for their shares.
Meridian will be delivering another proxy card to each shareholder of record. If you have already voted, you have the right to change or revoke your proxy at any time before the vote is taken at the reconvened special meeting by taking any of the steps below:
•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions;

•	if you voted by telephone or the Internet, by voting a later time by telephone or Internet;

•	by submitting a later-dated proxy card;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy — you must vote in person at the meeting to revoke a prior proxy); or

•	by delivering to our Corporate Secretary, Lloyd V. DeLano, at The Meridian Resource Corporation, 1401 Enclave Parkway, Suite 300, Houston, Texas 77077 a signed written

1401 Enclave Parkway, Suite 300 • Houston, Texas 77077 • (281) 597-7000 • www.tmrc.com notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked.
If you do not want to change your vote, no action is required.
Meridian’s board of directors unanimously recommends that our shareholders vote “FOR” adoption of the merger agreement, as amended.
Shareholders are encouraged to read Meridian’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Board of Directors’ unanimous recommendation that shareholders vote “FOR” the proposal to adopt the merger agreement.
The adoption of the merger agreement, as amended, requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote. A failure to vote will have the same effect as a vote “AGAINST” the adoption of the merger agreement, as amended.
Additional Information Regarding the Merger and Where to Find It
The proposed merger is being submitted to Meridian’s shareholders for their consideration, and Meridian has filed a proxy statement to solicit shareholder approval of the proposal to adopt the merger agreement, as amended, as well as other relevant documents concerning the proposed merger, with the SEC. Meridian’s shareholders are urged to read the proxy statement regarding the proposed merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. You can obtain a free copy of the proxy statement, as well as other filings with the SEC containing information about Meridian, at the SEC’s website at www.sec.gov. Copies of the proxy statement can also be obtained, without charge, by directing a request to The Meridian Resource Corporation, Investor Relations, 1401 Enclave Parkway, Suite 300, Houston, Texas 77077 or at Meridian’s Investor Relations page on its corporate website at www.tmrx.com.
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of common stock, or need additional copies of the proxy statement or the enclosed proxy card, you can also contact The Altman Group, Inc., our proxy solicitor, toll-free at (877) 864-5052 or call (201) 806-7300 or e-mail questions to TMRinfo@altmangroup.com.
Forward-Looking Statements
Statements identified by the words “expects,” “plans,” and certain of the other foregoing statements may be deemed “forward-looking statements.” Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties regarding the transactions described that may cause actual future activities and results to be materially different from those suggested or described in this press release. Risks and uncertainties regarding the transactions include the possibility that the closing of the merger does not occur, either due to the failure of closing conditions, including the approval of the shareholders of Meridian, rights of the parties to terminate the merger agreement, as amended, or other reasons, risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger, the outcome of legal proceedings that have been, or may be, initiated against Meridian related to the merger and the amount of the costs, fees, expenses and charges related to the merger. Other risks relating to Meridian are described in Meridian’s documents and reports, available from the U.S. Securities and Exchange Commission, including the report filed on Form 10-K, as amended, for the year ended December 31, 2008 and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q, including risks associated with our default under our credit facility and other lending arrangements.

1401 Enclave Parkway, Suite 300 • Houston, Texas 77077 • (281) 597-7000 • www.tmrc.com

About Meridian
The Meridian Resource Corporation is an independent oil and natural gas company that explores for, acquires and develops oil and natural gas properties. Through its wholly owned subsidiaries, Meridian holds interests primarily in the onshore oil and natural gas regions of south Louisiana and Texas and offshore in the Gulf of Mexico.
FOR MORE INFORMATION CONTACT:
Lance L. Weaver at (281) 597-7125
lweaver@tmrx.com
The Meridian Resource Corporation Website: www.tmrc.com
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1401 Enclave Parkway, Suite 300 • Houston, Texas 77077 • (281) 597-7000 • www.tmrc.com